Exhibit 99.1

For Immediate Release	Contact: Greg Lemenchick Vice President—Investor Relations investorrelations@dominos.com

Domino’s Pizza® to Transfer Stock Exchange Listing to Nasdaq

ANN ARBOR, Michigan, December 12, 2024: Domino’s Pizza, Inc. (NYSE: DPZ), the largest pizza company in the world, today announced that it will voluntarily transfer its stock exchange listing to the Nasdaq Global Select Market from the New York Stock Exchange, effective December 31, 2024, after market close. Domino’s common stock is expected to begin trading as a Nasdaq-listed security on January 2, 2025. The Company will retain its current ticker symbol “DPZ.”

About Domino’s Pizza®

Founded in 1960, Domino’s Pizza is the largest pizza company in the world, with a significant business in both delivery and carryout pizza. It ranks among the world’s top public restaurant brands with a global enterprise of more than 21,000 stores in over 90 markets. Domino’s had global retail sales of over $18.9 billion for the trailing four quarters ended September 8, 2024. Its system is comprised of independent franchise owners who accounted for 99% of Domino’s stores as of the end of the third quarter of 2024. In the U.S., Domino’s generated more than 85% of U.S. retail sales in 2023 via digital channels and has developed several innovative ordering platforms including seven unique ways to order Domino’s.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve significant risks and uncertainties and you should not place considerable reliance on such statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. All forward-looking statements speak only as of the date hereof and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, or other applicable law, we will not undertake, and specifically disclaim, any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements are qualified in their entirety by this cautionary statement.